UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2015 (July 22, 2015)

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Bee Caves Rd., Ste. 608, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Rogers Settlement Agreement

As of July 16, 2015 (the “Effective Date”), Victory Energy Corporation (the “Company”) entered into an Amendment (the “Amendment”) to Settlement Agreement and Mutual Release with Louise H. Rogers (“Rogers”) dated June 24, 2015 (the “Rogers Settlement Agreement”). Pursuant to the Amendment, the Company and Rogers agreed that the amount to be paid by the Company to Rogers under the Rogers Settlement Agreement is $258,125, instead of $253,750. The Amendment further specified that if the Company failed to make the payment of $258,125 on or before July 15, 2015, the Company would be in default under the Rogers Settlement Agreement and default interest on the amount due would begin to accrue at a per diem rate of $129.0625. Additionally, the Company acknowledged in the Amendment its obligation to pay Rogers’ attorney’s fees in the amount of $22,500. As of the date of this Current Report on Form 8-K, the Company has not made any payments to Rogers pursuant to the Rogers Settlement Agreement.

As previously reported, Rogers’ legal counsel is holding the assignment to the Company of Lucas Energy, Inc.’s rights to a certain oil and gas property (the “Assigned Property”) and 44,069 shares of Lucas Energy, Inc. common stock issued to the Company (the “Settlement Shares” and together with the Assigned Property, the “Assets”) in escrow pending the Company’s payment of all amounts due under the Rogers Settlement Agreement. As of the Effective Date and pursuant to an amended escrow agreement, if the Company does not pay the full amount due on or before August 17, 2015, the escrow will continue until August 27, 2015, during which time the Company may make all payments owed to Rogers. In the event that the Company has still not made all the required payments to Rogers by August 27, 2015, then all of the Assets will be returned to Lucas Energy, Inc. The aforementioned Lucas Energy share volume of 44,069 represents shares resulting from the Lucas Energy, Inc. reverse stock split on July 15, 2015.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amendment, described above, is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 10.1	Description Amendment No. 1 to Settlement Agreement and Mutual Release dated effective as of July 16, 2015 by and between Victory Energy Corporation and Louis H. Rogers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

Date: July 22, 2015